Exhibit 4.1

COMMON STOCK	COMMON STOCK
$.01 PAR VALUE	$.01 PAR VALUE
HARVEST NATURAL RESOURCES, INC.

NUMBER	SHARES

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR IN SOUTH SAINT PAUL, MN

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 41754V 10 3
This certifies that
is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF
Harvest Natural Resources, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
DATED:
Harvest Natural Resources, Inc.
Delaware
Corporate Seal

SECRETARY	CHIEF EXECUTIVE OFFICER
Countersigned and Registered:
WELLS FARGO BANK, N.A.
Transfer Agent and Registrar
By:
Authorized Signature

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Third Amended and Restated Rights Agreement between Harvest Natural Resources, Inc. and Wells Fargo Bank, N.A. dated August 23, 2007 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Harvest Natural Resources, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Harvest Natural Resources, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to or held by any Person who becomes an Acquiring Person or any Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) may become null and void.
     The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	As tenants in common	UNIF GIFT MIN ACT	-	Custodian
TEN ENT	-	As tenants by the entireties			(Cust) (Minor)
JT TEN	-	As joint tenants with right of			Under Uniform Gifts to Minors
		survivorship and not as tenants			Act
		In common			(State)
			UNIF TRF MIN ACT	-	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
To Minors Act
(State)
Additional Abbreviations may also be sued though not in the above list.
FOR VALUE RECEIVED,                      hereby sell assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of eh within named Corporation with full power of substitution in the premises.
Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
4152. “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE HARVEST NATURAL RESOURCES 2006 LONG TERM INCENTIVE PLAN (THE “PLAN”). THE PLAN DOES NOT PERMIT THE RECORD HOLDER TO HOLD, SELL OR TRANSFER THE SHARES EXCEPT AS SET FORTH IN THE PLAN AND THE RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE RECORD HOLDER.”